                                                                    EXHIBIT 23.1

              Consent of Independent Certified Public Accountants

The Board of Directors
NPS Pharmaceuticals, Inc.:

We consent to the use of our report incorporated herein by reference and to the reference to our firm under the headings "Selected Consolidated Financial Data" and "Experts" in the prospectus.

                                          /s/ KPMG LLP

Salt Lake City, Utah

October 20, 2000